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                                                                   Exhibit 23.1




                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-1 of our report dated August 14, 1996, relating to the financial statements of U.S. Medical Instruments, Inc., which appears in such Prospectus. We also consent to the reference to us under the headings "Experts" and "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse LLP has not prepared or certified such "Selected Financial Data."



/s/ Price Waterhouse LLP

PRICE WATERHOUSE LLP
San Diego, California
September 5, 1996